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                                                                    Exhibit 99.1
                            [Logo of Click Commerce]



        Click Commerce Reports Receipt of Proposed Acquisition Offer from
                            Significant Shareholder

CHICAGO, March 6, 2003 - Click Commerce, Inc. (Nasdaq: CKCM) announced today that it has received a letter from Insight Venture Management, LLC indicating that Insight is prepared to discuss a proposed offer by Insight to acquire all of Click Commerce's common stock for a price per share between $3.55 and $3.80, subject to certain balance sheet adjustments.

The letter follows a proposed letter of intent submitted by Insight on February 24, 2003, and a letter sent to Insight by Click Commerce's counsel on March 3, 2003 rejecting the proposal described in Insight's February 24th letter. The Board of Directors of Click Commerce is considering Insight's most recent proposed offer. A copy of the three letters referred to above will be attached as annexes to the Current Report on Form 8-K to be filed by Click Commerce with the Securities and Exchange Commission on March 7, 2003.

According to a Statement on Schedule 13D filed by Insight and certain of its affiliates on March 6, 2003, Insight and its affiliates beneficially own approximately 18.9% of Click Commerce's outstanding common stock.

Click Commerce has retained McDermott, Will & Emery as special counsel in connection with this matter.

About Click Commerce, Inc.

Click Commerce (Nasdaq: CKCM) provides configurable software solutions that enable global corporations to gain competitive advantage through improved relationships and operational efficiencies within their distribution channels through online commerce, channel management, and partner relationship management. Corporations such as Black & Decker, Delphi, Emerson, Equistar, Kawasaki, Lubrizol, Mitsubishi, Motorola, and Volvo have transformed their channel relationships using the Click Commerce Partner Portal and Application Suite.

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Founded in 1996, Click Commerce leverages more than six years of channel management expertise to enable global enterprises to significantly increase brand loyalty, customer satisfaction, and financial performance. The company's software is used by corporations in more than 70 countries and 15 languages. More information can be found at www.clickcommerce.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended: Statements in this press release that are not historical facts and refer to the company's future prospects are "forward looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by words such as "expect, anticipate, intend, believe, hope, assume, estimate" and other similar words and expressions. The statements are subject to risks and uncertainties and actual results may differ materially from those indicated by these forward-looking statements as a result of various factors, including but not limited to, the ability of Click Commerce to maintain its strategic alliances with system integrators and business consultants, the extent of customer acceptance and utilization of Click Commerce's Partner Relationship Management solutions, the impact of competitive products and services, the ability to develop new and enhanced versions of its products and services, the effect of economic and business conditions, the volume and timing of customer contracts, capital and intellectual property spending of Click Commerce's target customers, changes in technology, deployment delays or errors associated with the company's products and the company's ability to protect its intellectual property rights. For a discussion of these and other risk factors that could affect Click Commerce's business, see "Risk Factors" in Click Commerce's annual report on Form 10-K for the year ended December 31, 2001, which is on file with the Securities and Exchange Commission.

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Click Commerce is a trademark of Click Commerce, Inc. All other company and product names mentioned herein may be trademarks and/or registered trademarks of their respective companies

Media:
Christy Mueller
Click Commerce, Inc.
(312) 377-3046
mueller@clickcommerce.com
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Investor:
Mike Nelson
Click Commerce, Inc.
(312) 377-3887
mikenelson@clickcommerce.com
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